UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2019, Delcath Systems, Inc. (the “Company”) closed on its previously reported securities purchase agreement, dated July 11, 2019 (the “Securities Purchase Agreement”), entered into with certain accredited investors (each an “Investor” and, collectively, the “Investors”) pursuant to which the Company issued to the Investors an aggregate of 20,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), at a price of $1,000 per share (the “Private Placement”). Pursuant to the Securities Purchase Agreement, the Company also issued to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.06, subject to adjustment in accordance with the terms of the Warrants (the “Exercise Price”), and are exercisable at any time beginning on the date that the Company effects a reverse stock split until 5:00 p.m. (NYC time) on the date that is five years following the date that the Company effects a reverse stock split.

As previously reported, each share of the Series E Preferred Stock has a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.06, subject to certain limitations and adjustments (the “Conversion Price”). Except for certain adjustments, the holders of Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred Stock equal (on an “as converted” basis) to and in the same form as dividends paid on shares of the Common Stock. Any such dividends that are not paid to the holders of the Series E Preferred Stock will increase the Stated Value. No other dividends will be paid on shares of Series E Preferred Stock. The Series E Preferred Stock vote on an “as converted” basis on all matters submitted to the holders of Common Stock for approval, subject to certain limitations and exceptions. The affirmative vote of the holders of a majority of the then outstanding shares of the Series E Preferred Stock is required to increase the number of authorized shares of Series E Preferred Stock or to alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock, or to amend the Company’s organizational documents in any manner that adversely affects the rights of the holders of the Series E Preferred Stock. Upon any liquidation of the Company, the holders of the Series E Preferred Stock are entitled to receive out of the assets of the Company an amount equal to the Stated Value plus any accrued and unpaid dividends thereon for each share of Series E Preferred Stock before any distribution or payment is made to the holders of the Common Stock.

The Conversion Price and the Exercise Price may, upon each of (i) the third trading day following the date that the Company effects a reverse stock split, (ii) the date that the initial registration statement to be filed pursuant to the Registration Rights Agreement (as further discussed below) is declared effective by the United States Securities and Exchange Commission (“SEC”), and (iii) in the event that all of the registrable securities (as defined in the Registration Rights Agreement) are not then registered on an effective registration statement, the date that all of the shares underlying the Preferred Stock and Warrants may be sold pursuant to Rule 144, be reduced, and only reduced, to equal the lesser of (x) the then effective Conversion Price or Exercise Price, as applicable, and (y) 90% of the average of the five daily volume weighted average prices of the Common Stock immediately prior to such dates. In the event of a reduction in the Exercise Price, the aggregate number of Warrant Shares shall be increased such that the aggregate Exercise Price of the Warrants on the day immediately following such reduction in the Exercise Price is equal to the aggregate Exercise Price immediately prior to such adjustment. In addition, from the date of issuance of the Preferred Stock and Warrants until such time that the Company’s Common Stock is listed or quoted on a national exchange, the Conversion Price and the Exercise Price are subject to price-based anti-dilution protections.

The Company received gross proceeds from the Private Placement of approximately $20 million, before deducting cash fees in the amount of $1.4 million payable to Roth Capital Partners, LLC (“Roth”) for serving as placement agent for the Private Placement and cash fees in the amount of $552,000 payable to Roth for serving as placement agent for certain prior securities offerings by the Company, and other transaction costs, fees and expenses payable by the Company. The Company has used a portion of the net proceeds of the Private Placement to pay $440,000 in settlement of litigation between the Company and certain former investors pursuant to a previously reported settlement agreement, and intends to use $0.5 million to pay accrued salaries and unreimbursed employee expenses to support the Company’s general working capital requirements. Pursuant to the Securities Purchase Agreement, the Company has the right to issue up to an additional $10 million in shares of Series E Preferred Stock and Warrants in the Private Placement, on or before the 30th calendar day following the Private Placement’s initial closing date of July 15, 2019.

The sale and issuance of the Series E Preferred Stock and Warrants to the Investors have been determined to be exempt from registration under the United States Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

As previously reported, other issuances of Series E Preferred Stock and Warrants were made and other agreements entered into in connection with the transactions contemplated with the Private Placement. Further, following the closing of the Private Placement, the Company entered into agreements (the “Exchange Agreements”) with the holders of (i) its 8% Senior Secured Promissory Notes in an aggregate amount (principal plus accrued interest) of approximately $10.8 million (the “Bridge Notes”), and (ii) its 8% Senior Secured Promissory Notes in an aggregate principal amount of $2 million (“Surviving Notes”) pursuant to which the Bridge Notes became convertible into shares of Series E Preferred Stock and Warrants at the same $1,000 price per Unit as applied to the Private Placement and the Surviving Notes became convertible into shares of Series E Preferred Stock and Warrants at the price of $1,500 per Unit.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement and the form of the Warrant, which is attached as Exhibits 10.1 and 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2019 and is hereby incorporated by reference into this Item 1.01. The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreements which will be filed with the Company’s Quarterly Report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series E Preferred Stock and Warrants in the Private Placement have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On July 17, 2019, the Company issued a press release announcing the completion of the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release issued on July 17, 2019 by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: July 22, 2019	By:	/s/ Barbra Keck
	Name:	Barbra Keck
	Title:	Chief Financial Officer